                                                                    EXHIBIT 10.6

                     INTERIM STOCK REDEMPTION AGREEMENT



    THIS AGREEMENT ("Agreement"), effective April 22, 1996, is by and among LDM INDUSTRIES INC., a Michigan corporation ("LDM"), and RICHARD J. NASH, TRUSTEE; MICHAEL POLSELLI, TRUSTEE; and JOE BALOUS, TRUSTEE (individually a "Shareholder", and collectively the "Shareholders").

    RECITALS:

A. The Shareholders are presently the owners of all of the issued and outstanding stock of LDM and may acquire additional shares of such stock in the future.

B. LDM and the Shareholders believe that it is in their best interests to create a market for the disposition of the stock of LDM upon the death of a Shareholder.

C. LDM and the Shareholders currently are negotiating the terms of a comprehensive stock redemption agreement ("SRA"), to be executed in the near future.

D. LDM has purchased, and is purchasing additional, insurance on the lives of the individual Shareholders. All such policies are owned by LDM and name LDM as the beneficiary. The purpose of such policies is to provide liquidity to allow LDM to redeem the stock of LDM owned by any Shareholder upon his death.

E. Until the comprehensive SRA is executed by LDM and the Shareholders, the parties desire to provide a mechanism for the payment of any such insurance proceeds to the legal representative of a Shareholder upon his death in exchange for his LDM stock.

    NOW, THEREFORE, in consideration of the mutual agreements herein recited and for other valuable consideration, the parties agree as follows:

    1. PURCHASE AND MAINTENANCE OF LIFE INSURANCE POLICIES. LDM will purchase, maintain, and pay the premiums as they become due for the life insurance policies listed in Schedule A, attached hereto and incorporated herein by reference ("Insurance Policies"). LDM shall not assign, encumber, borrow against or otherwise diminish or dispose of any of the Insurance Policies, whether before or after the termination of this Agreement, without the prior written consent of the insured Shareholder(s), which consent may be withheld for any reason. However, in the event that any Shareholder ceases to own any LDM stock during his lifetime, then LDM may borrow against or terminate any of the Insurance Policies owned on the life of such former Shareholder; provided, that prior to termination of any such Policies, LDM shall notify such former Shareholder of LDM's intent to terminate such Policies. Upon receipt of such notice, the former Shareholder shall have sixty (60) days to elect in writing to purchase all or any of such Policies from LDM for an amount equal to their respective cash surrender values, net of any loans outstanding to LDM. Each Shareholder agrees that LDM may borrow against the cash values of all currently issued Policies to help fund the first premium payments for the new Policies to be issued by Prudential, as


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described in Schedule A. LDM shall be the sole owner and beneficiary of all Insurance Policies, and all proceeds of the Insurance Policies shall be payable to LDM.

    2. MANDATORY SALE UPON DEATH. Each Shareholder agrees for himself, his heirs, personal and legal representatives, to sell to LDM in the event of his death all of the stock of LDM then owned by him, at a purchase price as set forth in Schedule B. LDM agrees to purchase all such stock in accordance with the terms of this Agreement.

    3.   CLOSING AND PAYMENT OF PURCHASE PRICE. Immediately upon receipt by
LDM of the proceeds of the Insurance Policies owned on the life of a deceased Shareholder, the legal representative of the deceased Shareholder and LDM shall close the sale and purchase of such stock (the "Closing"). The Closing shall take place at the principal office of LDM as follows. The Closing date shall be established by LDM, which shall provide written notice to the legal representative of the deceased Shareholder at least seven (7) days prior to the Closing. At the Closing, LDM will pay for the LDM stock by certified or bank cashiers check, and the legal representative of the deceased Shareholder will deliver the certificates representing such stock to be sold, duly endorsed for transfer, free and clear of all liens, encumbrances and claims whatsoever. If the legal representative of the deceased Shareholder protests the Closing, does not attend the Closing, or otherwise does not deliver the appropriate stock certificates and/or stock assignments at the Closing, then the purchase price of the stock shall be segregated by LDM in a separate interest-bearing account, and LDM will adjust its transfer books to reflect that the shares of stock being sold have been canceled. Each Shareholder hereby irrevocably appoints the Secretary, Assistant Secretary and any other officer of LDM as his true and lawful attorney-in-fact to execute and deliver in his place and stead all stock certificates, instruments and documents necessary or incidental to the conveyance and transfer of the stock sold at the Closing. This power of attorney is irrevocable and is coupled with an interest and does not terminate on the disability or death of any Shareholder, but continues for so long as this Agreement is in effect. If a Shareholder's LDM stock is owned in a trust at the date of his death, then, for purposes of this Agreement, the term "legal representative" shall mean the trustee or successor trustee of such trust.

    4. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the written agreement of all parties who have executed this Agreement. In addition, if a comprehensive SRA is not executed by LDM and the Shareholders within six (6) months after the effective date hereof, then, upon written notice to the other parties hereto, any Shareholder may terminate this Agreement, but only with respect to the shares of LDM owned by such terminating Shareholder.

    5. NOTICE. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, and addressed to LDM at its registered office in the State of Michigan, or to any Shareholder at his address as reflected in LDM's records. Such notice shall be deemed to have been given as of the date so delivered or deposited in the United States mail, as the case may be.

    6. ADVICE OF COUNSEL. The parties hereto each agree, stipulate and acknowledge that LDM's counsel, Kerr, Russell and Weber, P.L.C., has prepared this Agreement on behalf of and in the course of its representation of LDM as directed by its Board of Directors; that Kerr, Russell and Weber, P.L.C. has not represented the interests of any individual Shareholder in connection with


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this Agreement; that each Shareholder has been advised that a conflict of interest may exist between his or her interests and those of LDM and/or the other Shareholders; that each Shareholder has been advised to seek the advice of his or her own independent legal counsel, and that each Shareholder has had the opportunity to seek the advice of his or her own independent legal counsel.

    7. SUCCESSORS BOUND BY AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal and legal representatives, including any trustee or successor trustee. The parties agree for themselves and their personal and legal representatives to do all acts necessary to carry out the intents and purposes of this Agreement.

    8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, notwithstanding the fact that one or more of the parties is or may hereafter become domiciled in a different state.

    9. AMENDMENT OF AGREEMENT. This Agreement may be altered or amended only by the mutual written agreement of all parties who have executed this Agreement.

    10. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts by the parties hereto, each of which shall be an original but all of which taken together shall constitute one and the same instrument.
It shall not be necessary that all of the parties sign any one counterpart.
This Agreement shall bind each of the Shareholders hereto as and when they execute this Agreement, and the failure of any Shareholder to execute this Agreement shall not affect the binding nature of this Agreement as between LDM and the Shareholders who have executed this Agreement.

    11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any and all other agreements, negotiations and discussions, either oral or written, between or among any of the parties hereto with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement, effective the date set forth above.



LDM INDUSTRIES INC.                       Richard J. Nash
                                          -------------------------------------
                                          RICHARD J. NASH, TRUSTEE, SHAREHOLDER


By:  Michael Polselli                     Michael Polselli
    -----------------------------         -------------------------------------
     Treasurer                            MICHAEL POLSELLI, TRUSTEE, SHAREHOLDER


                                          Joe Balous
                                          -------------------------------------
                                          JOE BALOUS, TRUSTEE, SHAREHOLDER



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                                SCHEDULE A TO
                     INTERIM STOCK REDEMPTION AGREEMENT

                            POLICIES OF INSURANCE


A.    RICHARD J. NASH

      1.    Midland Mutual
            Policy No. U72358                                 $ 2,000,000

      2.    Alexander Hamilton
            Policy No. 8537038                                  1,000,000

      3.    Prudential
            Policy No. 77805409                                30,000,000
                                                              -----------

                        NASH TOTAL INSURANCE AMOUNT:          $33,000,000
                                                              ===========

B.    JOE BALOUS

      1.   Alexander Hamilton
           Policy No. 5854196                                 $ 3,000,000

      2.   Prudential
           Policy No. 77805402                                 25,000,000
                                                              -----------

                        BALOUS TOTAL INSURANCE AMOUNT:        $28,000,000
                                                              ===========



C.    MICHAEL POLSELLI

      1.    Alexander Hamilton
            Policy No. 8515335                                $ 1,000,000

      2.    Prudential
            Policy No. 77805407                                10,000,000
                                                              -----------

                        POLSELLI TOTAL INSURANCE AMOUNT:      $11,000,000
                                                              ===========

                                     A-1

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                                SCHEDULE B TO
                     INTERIM STOCK REDEMPTION AGREEMENT



                            STOCK PURCHASE PRICE



A.     Richard J. Nash, Trustee
       300 Shares
       Purchase Price = $33,000,000



B.     Joe Balous, Trustee
       300 Shares
       Purchase Price = $33,000,000


C.     Michael Polselli, Trustee
       100 Shares
       Purchase Price = $11,000,000



                                     B-1